EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

       THIS AGREEMENT (the "Agreement"), is made and entered into as of July 5, 2001, between GRUBB & ELLIS COMPANY, a Delaware corporation (the "Company"), and MARK R. COSTELLO (the "Executive").

       1. POSITION AND DUTIES. The Executive shall have the title and position of Chief Operating Officer of the Company. Subject to control of the Board of Directors of the Company (the "Board"), the Executive shall have such duties and responsibilities commensurate with his title and position, and shall report to the Chief Executive Officer of the Company. Subject to the senior role of the Chief Executive Officer of the Company, Executive's responsibilities shall include, without limitation, responsibilities relating to business development, management, operations, real estate advisory services, consulting services, real estate and facilities management and overall profitability of the Company's divisions.

       2. LOCATION OF EMPLOYMENT. Executive's principal place of employment during the entire Period of Contract Employment shall be New York, New York.

       3. PERIOD OF CONTRACT EMPLOYMENT. The term "Period of Contract Employment," as used in this Agreement, means the period beginning on July 23, 2001 and ending on the earlier of July 23, 2004 (the "Expiration Date") or, subject to the terms hereof, upon termination of the Executive's employment with the Company. Upon Executive's written request, therefor, no sooner than 180 days and no later than 120 days prior to the Expiration Date, the Company will advise the Executive of the Company's preliminary intentions regarding renewal of Executive's employment (without any obligation regarding a renewal).

       4. ANNUAL BASE SALARY. During the Period of Contract Employment, the Company agrees to pay the Executive a base salary (the "Base Salary") in the annual amount of $600,000 for the first year of the Period of Contract Employment, $650,000 for the second year of the Period of Contract Employment, and $700,000 for the third year of the Period of Contract Employment. The Base Salary shall be payable as current salary, in installments (not less frequently than monthly) subject to all applicable withholding and deductions, in accordance with the Company's customary payroll practices applicable to all employees in positions comparable to the Executive.

       5. BONUS COMPENSATION. During the Period of Contract Employment, the Executive shall receive annual bonus compensation ("Bonus Compensation") as follows:

              PERIOD                                 BONUS COMPENSATION

              Sign On Bonus Payable in full within   $250,000
              five (5) days of Executive's
              commencement of employment with
              the Company

              July 23, 2001 through July 23, 2002    $250,000 guaranteed (in the
                                                     absolute discretion of the
                                                     Company, Executive may be
                                                     paid an additional bonus in
                                                     respect of this period).

              Annually thereafter through the end    Targeted bonus of 50% of
              of the Period of Contract Employment   Base Salary; maximum bonus
                                                     of 50% of Base Salary

              Bonus Compensation shall be based upon the performance of both the Executive and the Company of goals to be established by the Chief Executive Officer of the Company, in consultation with the Executive, within three (3) months of the Executive's commencement of employment. All Bonus Compensation (other than the Sign On Bonus) shall be payable after July 23rd of the year to which the Bonus Compensation is applicable in one lump sum, subject to all applicable withholding and deductions, in accordance with the Company's customary payroll and bonus payment practices applicable to all employees in positions comparable to the Executive.

       6. STOCK OPTIONS. Pursuant to the Company's 2000 Stock Option Plan (referred to throughout this Agreement as the "Plan"), subject to the approval of the Compensation Committee of the Board, on the date of commencement of the Executive's employment, the Board shall grant the Executive a stock option (the "Option") to purchase an aggregate of two hundred fifty thousand (250,000) shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at an exercise price, pursuant to the terms of the Plan, equal to the closing price of the Common Stock on The New York Stock Exchange on the trading day next preceding the date of grant (the "Exercise Price"). Additional Options to purchase an aggregate of two hundred thousand (200,000) shares of Common Stock at the then applicable Exercise Price shall be granted at the end of Executive's second year of employment, based on the achievement of milestones to be determined by the Chief Executive Officer of the Company, in consultation with Executive, within three (3) months of the Executive's commencement of employment. The terms of the Options shall be set forth in an agreement between the Company and the Executive, which shall reflect the terms hereof and the terms and conditions set forth in the Company's standard form of option agreement (the "Option Agreement") which shall not be less favorable to the Executive than the terms of this Agreement. The Options shall become exercisable twenty percent (20%) on the day preceding the first anniversary of the date of grant, an additional twenty percent (20%) on the day proceeding the second anniversary of the date of grant, and the remaining sixty percent (60%) on the day preceding the third anniversary of the date of grant and shall expire ten
(10) years after the date of grant; provided, however, that in the event that the Executive's employment with the Company is terminated by the Company for any reason other than for "Cause", the Executive resigns for Good Reason or the Period of Contract Employment is not extended, the Executive shall have the right to exercise vested Options (i.e., Options which are exercisable as of the termination date) for a period of six (6) months after such termination date. Notwithstanding the foregoing, (i) in the event of a "Change of Control" as defined in the Plan, or (ii) if the Executive terminates his employment for "Good Reason" as defined herein, or (iii) if the Executive is terminated by the Company other than for "Cause" as defined herein, then, in any of such events, all unvested Options shall immediately vest and become exercisable and remain so for a period of six (6) months unless otherwise cancelled or assumed following a Change of Control as provided by the terms of the Plan. In the event of any conflict between this Agreement and the Plan, the terms of this Agreement shall control.

       7. BENEFITS. During the Period of Contract Employment, and in the event of a termination under Section 9(a) or 9(d) of this Agreement during the Severance Period (as defined below), as applicable, the Executive shall be entitled to participate in or receive benefits equivalent to any employee benefit plan or other arrangement, including but not limited to any medical, dental, retirement, disability, life insurance, sick leave and vacation plans or arrangements, generally made available by the Company to its employees having a title and position equivalent to Executive's, subject to or on a basis consistent with the terms, conditions and overall administration of such plans or arrangements; PROVIDED, that such plans and arrangements are made available at the discretion of the Company and nothing in this Agreement establishes any right of the Executive to the availability or continuance of any such plan or arrangement. The Company shall reimburse the Executive for up to seven thousand five hundred dollars ($7,500) in attorneys' fees expended in the negotiation of this Agreement. Provided that Executive is insurable at commercially reasonable rates, during the Period of Contract Employment, the Company shall pay the cost of providing to Executive $1,000,000 of term life insurance coverage naming the Executive's estate or designated beneficiary as the beneficiary thereof.

       8. LOAN. The Company shall, at Executive's sole discretion, loan Executive three hundred thousand dollars ($300,000) (the "Loan"), which the Executive may elect to borrow from the Company upon commencement of his employment. The interest rate on the Loan shall be the lowest applicable federal interest rate (or such other higher rate of interest, if required, to constitute a market rate of interest as contemplated by the Rules and Regulations of the Financial Accounting Standards Board and the U.S. Securities and Exchange Commission) on the day the Loan is issued. Interest shall accrue annually, but shall be deferred and all interest and principal shall be due at the end of the Period of Contract Employment. The Company shall provide a compensation program for the Executive which shall provide compensation, in consideration of continued employment with the Company, in an amount at least sufficient to repay the Loan, including accrued interest and principal of the Loan. In addition, such compensation shall be accelerated upon the following events: (1) following a Change of Control, as defined in the Plan or (ii) if the Executive is terminated by the Company other than for "Cause" (as defined herein) but not by the reason of death or disability. The Company shall increase the Executive's compensation in an amount sufficient to pay on an after tax basis the interest on the Loan. The Loan shall be memorialized in a promissory note or notes which shall include as an acceleration event the termination of the Executive's employment other than without Cause or his voluntarily resignation other than for Good Reason at any time during the Period of Contract Employment.

       9. TERMINATION. The following termination provisions and benefits are in lieu of the benefits available under the Company's Executive Change of Control Plan. Executive agrees that his termination provisions and benefits shall not be governed by such Plan.

              (a) TERMINATION BY THE COMPANY WITHOUT CAUSE. The Company may terminate the Executive's employment under this Agreement without Cause at any time by giving written notice to the Executive. Such termination will become effective upon the date specified in such notice (the "Effective Date"), provided that such date is at least

       30 days after the date of such notice. Upon any such termination, the Company will pay the Executive, within five days of the Effective Date of termination and subject to the Executive's execution and delivery of such documents of release as the Company may reasonably request: (i) all earned but unpaid Base Salary and vacation pay through the Effective Date, payable in a lump sum within five (5) days after the Effective Date; and (ii) all Base Salary payable in accordance with the Company's customary payroll practices, and the benefits set forth in Section 7 below for the period (the "Severance Period") of either twelve (12) months following the Effective Date or through the end of the Contract Period of Employment, whichever period is shorter (the "Severance Benefit").

              (b) TERMINATION BY THE COMPANY FOR CAUSE. The Company may immediately terminate the Executive's employment at any time for Cause by giving written notice to the Executive. Upon any such termination for Cause, the Executive shall have no right to compensation under Section 9(a)(ii), including, without limitation, and except as required by law, to participate in any employee benefit programs under Section 7 for any period subsequent to the date of termination. For purposes of this
       Section 9(b), "Cause" shall mean: (i) the Executive is convicted of or pleads guilty or nolo contendere to a felony; (ii) the Executive, in carryout out his duties hereunder, commits acts involving dishonesty (including, without limitation, misappropriation and embezzlement) or fraud or is guilty of gross negligence or willful misconduct; or (iii) the Executive refuses to comply with any reasonable lawful directive of the Board that is commensurate with the Executive's duties within 15 days after written notice has been given to the Executive by the Company.

              (c) DEATH OR DISABILITY. This Agreement and the obligations of the Company hereunder will, upon the Company's election in writing to the Executive within 30 (thirty) days thereafter, terminate upon the death or disability of the Executive. For purposes of this Section 9(c), "disability" shall mean that for a period of more than twelve (12) weeks in any twelve (12) month period the Executive is unable to perform the essential functions of his duties because of physical, mental or emotional incapacity resulting from injury, sickness or disease.

              (d) TERMINATION BY THE EXECUTIVE FOR GOOD REASON. The Executive may terminate his employment under this Agreement at any time for Good Reason by giving written notice to the Company. For purposes of this
       Section 9(d), "Good Reason" shall mean: (i) there is a Change of Control;
       (ii) the Executive's principal place of employment is moved to a location other than in New York City; (iii) the Executive suffers a reduction in title or is required to report to other than the Chief Executive Officer of the Company; (iv) a material breach of the Agreement by the Company that is not cured fifteen (15) days after written notice of the breach has been given to the Company by the Executive or (v) a material reduction in Executive's responsibilities or the assignment of duties inconsistent with Executive's position and title. In the event of such a termination, the Executive shall be entitled to the Severance Benefit set forth in Section 9(a) and benefits set forth in Section 7 during the Severance Period.

              (e) TERMINATION BY THE EXECUTIVE WITHOUT GOOD REASON. The Executive may terminate his employment under this Agreement without Good Reason at any time by giving written notice to the Company. Such termination will become effective upon the date specified in such notice, provided that such date is at least 30 days after the date of delivery of the notice. Upon any such termination, the Company shall be relieved of all of its obligations under this Agreement, except for payment of salary and the provision of benefits through the effective date of termination.

       10. NO SOLICITATION. The Executive hereby covenants and agrees that during the Period of Contract Employment and for one (1) year following the expiration or termination of employment with the Company, he will not, for himself or any third party, directly or indirectly: (i) divert or attempt to divert from the Company any business of any kind in which the Company is engaged; except that the foregoing restriction shall not preclude Executive from soliciting business from the entities and/or individuals listed on Schedule A attached hereto with whom Executive has a pre-existing relationship, or (ii) employ or solicit for employment any person employed by the Company during the period of such person's employment.

       11. COMPETING BUSINESS. The Executive hereby covenants and agrees that, during the Period of Contract Employment, the Executive will not have any investment in a Competing Business (as defined in this Section) other than an equity interest of less than five percent (5%) of any company whose securities are listed on The New York Stock Exchange, The American Stock Exchange or quoted on NASDAQ and will not render personal services to any Competing Business in any manner, including, without limitation, as owner, partner, director, trustee, officer, employee, consultant or advisor thereof.

              For purposes of this Agreement, "Competing Business" shall mean any business which derives a substantial portion of its revenue from business similar or competitive to that now, or at any time during the Period of Contract Employment, conducted by the Company, in any metropolitan area, city, county or other political subdivision, where the Company presently does business or, at any time during the Period of Contract Employment, will do business.

              If the Executive breaches the agreement contained in this Section, such breach may render the Executive liable to the Company for damages therefor and entitle the Company to enjoin the Executive from making such investment or from rendering such personal services. In addition, the Company shall have the right in such event to enjoin the Executive from disclosing any confidential information concerning the Company to any Competing Business, to enjoin any Competing Business from receiving from the Executive or using such confidential information and/or to enjoin any Competing Business from retaining or seeking to retain any other employees or other associates of the Company.

       12. CONFIDENTIALITY. The Executive hereby covenants and agrees, for a period of five (5) years from the date hereof (the "Restricted Period"), he will not, directly or indirectly, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means or any other confidential information concerning the business or policies of the Company or any subsidiary thereof. The Executive's obligations shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of the Executive; (iii) is known to the Executive prior to his receipt of such information from the Company or any of its subsidiaries, as evidenced by the Executive's written records; (iv) is disclosed to the Executive by a third party not under an obligation of confidence to the Company; or (v) is required to be disclosed by law or legal proceeding, provided, however that Executive must provide the Company with at least three (3) days prior written notice to making such disclosure.

       13. SEVERABILITY, ENFORCEABILITY. In the event that the provisions of the Sections captioned "Competing Business" or "No Solicitation" or "Confidentiality" or any portion thereof, should ever be adjudicated by a court of competent jurisdiction in proceedings to which the Company is a proper party to exceed the time or geographic or other limitations permitted by applicable law, then such provisions will be deemed reformed to the maximum time or other limitations permitted by applicable law, as determined by such court in such action, the parties hereby acknowledging their desire that in such event such action be taken. Without limiting the foregoing, the covenants contained herein will be construed as separate covenants covering their respective subject matters, including, without limitation, with respect to (a) each of the separate cities, counties, metropolitan areas, and each other political subdivision of the United States in which any of the Company or its successors now transact any business or propose to transact business, (b) each business now conducted by the Company or its successors, and (c) the Company and its successors separately. In addition to the above, all provisions of this Agreements are severable, and the invalidity or unenforceability of any provision or provisions of this Agreement or portions or aspects thereof will not affect the validity or enforceability of any other provision, or portion of this Agreement, which will remain in full force and effect as if executed with the unenforceable or invalid provision or portion or aspect thereof modified, as set forth above.

       14. GOVERNING LAW. This Agreement is being made and executed in and is intended to be performed in the State of New York and shall be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of New York, without regard to the conflict of laws principles thereof.

       15. ENTIRE AGREEMENT. This Agreement and the Option Agreement comprise the entire agreement between the parties hereto relating to the subject matter hereof and, as of the date hereof, supersede, cancel and annul all previous employment agreements between the Company (and/or its predecessors) and the Executive, as the same may have been amended or modified, and any right of the Executive thereunder other than for compensation accrued thereunder as of the date hereof, and supersede, cancel and annul all other prior written and oral agreements between the Executive and the Company or any predecessor to the Company. The terms of this Agreement and the Option Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of the Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties acknowledge that the award of Options is a material inducement to Executive in entering into this Agreement with the Company.

       16. DISPUTES. Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration

Association in New York, New York. The arbitration proceeding shall be conducted in New York, New York by a single arbitrator in accordance with the Expedited Procedures of the Employment Dispute Resolution Rules required by the arbitrator, the parties shall have no obligation to comply with discovery requests made in the arbitration proceeding. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the arbitrator) shall be awarded by the arbitrator such party's attorneys' fees and expenses in connection with such proceeding, in addition to any other relief that may be granted. The non-prevailing party shall pay the arbitrator's fees and expenses.

       17. NOTICES. Any notice, request, claim, demand, document and other communication hereunder to any party will be effective upon receipt (or refusal of receipt) and will be in writing and delivered personally or sent by telecopy or certified or registered mail, postage prepaid, as follows: if to the Company, addressed to the attention of its General Counsel at 2215 Sanders Road, Suite 400, Northbrook, IL 60062; and if to the Executive, at:

              Mark R. Costello
              6 Alpine Lane
              Darien, Connecticut 06820

       Either party may change the notice address by notifying the other party in writing.

       18. AMENDMENTS; WAIVERS. This Agreement may not be modified, amended, or terminated except by an instrument in writing, approved by the Board and signed by the Executive and the Company. By an instrument in writing similarly executed, the Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

GRUBB & ELLIS COMPANY



By: /s/ BARRY M. BAROVICK                      /s/ MARK R. COSTELLO
    -------------------------------------      ---------------------------------
    Barry M. Barovick                          Mark R. Costello
    Chief Executive Officer and President

                                                                    EXHIBIT 10.4

                                   SCHEDULE A
                                   ----------

AIG
VNU
Thomson Corp.
Pitney Bowes
McGraw Hill
Louis Dreyfus Corp.
Pharmacia Corp.
Scholastic, Inc.
Verizon
The Walt Disney Corporation

The above list shall be deemed to include each company's subsidiaries and affiliates.